                                                                     EXHIBIT 4.2


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                            DUKE CAPITAL CORPORATION

                                       TO

                            THE CHASE MANHATTAN BANK


                                         Trustee



                   ----------------------------------------


                                Supplemental Indenture

                          Dated as of            ,


                   ----------------------------------------



                                $

                          Series       % Senior Notes
                                      due       ,


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

                              TABLE OF CONTENTS/1/
                              -----------------


                                                             PAGE

ARTICLE 1

                        SERIES          % SENIOR NOTES......... 1
     SECTION 101.    Establishment............................. 1
     SECTION 102.    Definitions............................... 2
     SECTION 103.    Payment of Principal and Interest......... 2
     SECTION 104.    Denominations............................. 3
     SECTION 105.    Global Securities......................... 3
     SECTION 106.    Redemption................................ 3
     SECTION 107.    Paying Agent.............................. 4


ARTICLE 2

                        MISCELLANEOUS PROVISIONS............... 4
     SECTION 201.    Recitals by Corporation................... 4
     SECTION 202.    Ratification and Incorporation of
                      Original Indenture....................... 4
     SECTION 203.    Executed in Counterparts.................. 4


EXHIBIT A FORM OF SERIES      % SENIOR NOTE DUE        ,

EXHIBIT B CERTIFICATE OF AUTHENTICATION


 /1/  This Table of Contents does not constitute part of the Indenture or have
 ---
    any bearing upon the interpretation of any of its terms and provisions.

          THIS      SUPPLEMENTAL INDENTURE is made as of the   day of    ,
    , by and between DUKE CAPITAL CORPORATION, a North Carolina corporation, having its principal office at 422 South Church Street, Charlotte, North Carolina 28202 (the "Corporation"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (herein called the "Trustee").

                              W I T N E S S E T H:

          WHEREAS, the Corporation has heretofore entered into a Senior Indenture, dated as of April 1, 1998 (the "Original Indenture") with The Chase Manhattan Bank, as Trustee;

          WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as may be amended and supplemented to
the date hereof, including by this     Supplemental Indenture, is herein
called the "Indenture";

          WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Corporation and the Trustee;

          WHEREAS, the Corporation proposes to create under the Indenture a series of Securities;

          WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

          WHEREAS, all conditions necessary to authorize the execution and
delivery of this      Supplemental Indenture and to make it a valid and binding
obligation of the Corporation have been done or performed.

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE 1

                           SERIES      % SENIOR NOTES

          SECTION 101.   Establishment.  There is hereby established a new
                         -------------
series of Securities to be issued under the Indenture, to be designated as the
Corporation's  Series      % Senior Notes due           ,       (the "Series
Notes").

          There are to be authenticated and delivered $            principal
amount of Series   Notes, and no further Series    Notes shall be authenticated
and delivered except as provided by Sections 304, 305, 306, 906 or 1106 of the
Original Indenture.  The Series   Notes shall be issued in definitive fully
registered form without coupons.

          The Series   Notes shall be in substantially the form set out in
Exhibit A hereto, and the form of the Trustee's Certificate of Authentication
for the Series   Notes shall be in substantially the form set forth in Exhibit B hereto.

          Each Series   Note shall be dated the date of authentication thereof
and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

          SECTION 102.   Definitions.  The following defined terms used herein
                         -----------
shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

          "Interest Payment Dates" means                                      .

          "Original Issue Date" means            ,             .

          "Regular Record Date" means                                         .

          "Stated Maturity" means            ,             .

          SECTION 103.   Payment of Principal and Interest. The unpaid principal
                         ---------------------------------
amount of the Series   Notes shall bear interest at the rate of     % per annum
until paid or duly provided for, such interest to accrue from        ,       or
from the most recent Interest Payment Date to which interest has been paid or
duly provided for. Interest shall be paid          in arrears on each Interest
Payment Date to the Person in whose name the Series   Notes are registered on
the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be
paid to the Person or Persons in whose name the Series   Notes are registered at
the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record Date"), notice whereof
shall be given to Holders of the Series   Notes not less than ten (10) days
prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if
any, on which the Series   Notes may be listed, and upon such notice as may be
required by any such exchange, all as more fully provided in the Original Indenture.

          Payments of interest on the Series   Notes will include interest
accrued to but excluding the respective Interest Payment Dates. Interest
payments for the Series   Notes shall be computed and paid on the basis of a
360-day year of twelve 30-day months. In the event that any date on which
interest is payable on the Series   Notes is not a Business Day, then payment of
the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

          Payment of the principal and interest on the Series   Notes shall be
made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity or at earlier redemption of any
Series   Notes being made upon surrender of such Series   Notes to the Paying
Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Corporation, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

          SECTION 104.   Denominations.  The Series   Notes may be issued in
                         -------------
denominations of $   or any integral multiple thereof.

          SECTION 105.   Global Securities.  The Series   Notes will initially
                         -----------------
be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series Notes represented by such Global Security or Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

          A Global Security shall be exchangeable for Series   Notes registered
in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Corporation within 90 days of receipt by the Corporation of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Corporation within 90 days after it becomes aware of such cessation, or (ii) the Corporation in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be
exchangeable for Series   Notes registered in such names as the Depositary shall
direct.

          SECTION 106.   Redemption.  The Series   Notes shall not be subject to
                         ----------
redemption.

          The Series   Notes shall not have a sinking fund.

          SECTION 107.  Paying Agent.  The Trustee shall initially serve as
                        ------------
Paying Agent with respect to the Series   Notes, with the Place of Payment
initially being the Corporate Trust Office.


                                   ARTICLE 2

                            MISCELLANEOUS PROVISIONS

          SECTION 201.   Recitals by Corporation.  The recitals in this
                         -----------------------
Supplemental Indenture are made by the Corporation only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be
applicable in respect of the Series   Notes and of this        Supplemental
Indenture as fully and with like effect as if set forth herein in full.

          SECTION 202.   Ratification and Incorporation of Original Indenture.
                         ----------------------------------------------------
As supplemented hereby, the Original Indenture is in all respects ratified and
confirmed, and the Original Indenture and this        Supplemental Indenture
shall be read, taken and construed as one and the same instrument.

          SECTION 203.   Executed in Counterparts.  This        Supplemental
                         ------------------------
Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.



                              DUKE CAPITAL CORPORATION


                              By:_______________________________________________


Attest:


---------------------------------------



                              THE CHASE MANHATTAN BANK,
                                   as Trustee

                              By:_______________________________________________


Attest:


------------------------------------------

                                   EXHIBIT A

                                    FORM OF

                           SERIES       % SENIOR NOTE
                               DUE               ,


No.                                                                   CUSIP NO.


                            DUKE ENERGY CORPORATION
                           SERIES       % SENIOR NOTE
                               DUE               ,

     Principal Amount:          $

     Regular Record Date:

     Original Issue Date:                 ,

     Stated Maturity:                     ,

     Interest Payment Dates:

     Interest Rate:                  % per annum

     Authorized Denomination:   $   or any integral multiples thereof


          Duke Capital Corporation, a Delaware corporation (the "Corporation", which term includes any successor corporation under the Indenture referred to on
the reverse hereof), for value received, hereby promises to pay to           ,
or registered assigns, the principal sum of
DOLLARS ($                 ) on the Stated Maturity shown above and to pay
interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided
for,                    in arrears on each Interest Payment Date as specified
above, commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Stated Maturity at the rate per annum shown above (the "Interest Rate") until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity will, as provided in such Indenture, be paid to the Person in whose name this Series % Senior Note (this "Security") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in said Indenture.

          Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

          Payment of the principal of and interest due at the Stated Maturity of this Security shall be made upon surrender of this Security, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Corporation,
(i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:


                              DUKE CAPITAL CORPORATION



                              By:
                                 --------------------------------



Attest:



------------------------------



                         CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              THE CHASE MANHATTAN BANK,
                               as Trustee



                              By:
                                    ----------------------------

                           (Reverse Side of Security)


          This Security is one of a duly authorized issue of Securities of the Corporation (the "Securities"), issued and issuable in one or more series under a Senior Indenture, dated as of April 1, 1998, as supplemented (the "Indenture"), between the Corporation and The Chase Manhattan Bank, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series
designated on the face hereof as Series       % Senior Notes due          ,
(the "Series   Notes") in the aggregate principal amount of up to $           .
Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

          The Securities of this series are not subject to redemption prior to their Stated Maturity.

          If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture affecting such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series - if applicable, insert -
                                                     -------------------------
and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

          Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Securities of this series are issuable only in registered form
without coupons in denominations of $   and any integral multiple thereof.  As
provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Corporation.

          This Security shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common            UNIF GIFT MIN ACT - ________
                                                               (Cust)

TEN ENT -  as tenants by the entireties    Custodian           ________
                                                               (Minor)

JT TEN -   as joint tenants with rights    under Uniform Gifts
           of survivorship and not as        to Minors Act
           tenants in common                                   ________
                                                               (State)


    Additional abbreviations may also be used though not on the above list.
    ______________________________________________________________________

          FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto_________________(please insert Social Security or other identifying number of assignee).


________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
agent to transfer said Security on the books of the Corporation, with full power of substitution in the premises.

Dated:_________________  _______________________________________________________
                         _______________________________________________________
                         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                   EXHIBIT B


                         CERTIFICATE OF AUTHENTICATION


          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              THE CHASE MANHATTAN BANK,
                                                   as Trustee



                              By:______________________________
                                     Authorized Officer


                                      B-1